EXHIBIT 3.110

ARTICLES OF INCORPORATION

OF

MAJESTIC CONTRACTORS, INC

We, the undersigned natural persons of the age of twenty-one years of more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

NAME

The name of the corporation is MAJESTIC CONTRACTORS, INC.

ARTICLE TWO

PERIOD OF INCORPORATION

The period of its duration is perpetual.

ARTICLE THREE

PURPOSES

The purpose of purposes for which the corporation is organized are:

To contract for the erection, construction or repair of any building, structure or improvement, public or private, and erect, construct or repair same or any part thereof and to acquire, own and prepare for use any materials for said purposes;

To acquire, lease purchase construct, manufacture or otherwise obtain and to hold, own, maintain, operate, use and otherwise enjoy or deal in and to sell, invest in, convey, transfer, exchange, pledge, mortgage or otherwise dispose of any works, plants, apparatus, devices, appliances, facilities, goods, wares and merchandise and personal property of every class and description;

To prospect, explore and drill for, discover, produce, extract, mine, mill, separate, convert, smelt, refine, dissolve, reduce, treat, manufacture, store, use, lend, process, sell, transport, distribute, market, exploit, exchange, transfer, mortgage, encumber and otherwise deal with, use and dispose of petroleum, oil, natural gas, gas, liquid or gaseous hydrocarbons, uranium, thorium and all other fissionable materials, coal and any other minerals or mineral solutions or products or by-products thereof; provided, however, the corporation may not engage in the oil pipe line business in the State of Texas;

To acquire, bring together, lease, purchase or otherwise obtain and to hold, own, maintain, manage, control, exploit, operate, use and otherwise deal in and to sell, convey, transfer, exchange, pledge, mortgage or otherwise dispose of royalty and other interests in minerals and to collect the revenue arising therefrom;

To carry on generally the business of trucking and transporting goods, wares and merchandise and to contract with persons, firm; or corporations for the carriage and transport of any goods, chattels, money, packages and parcels and to carry on the business of owners and operators of omnibuses, cabs, drays, motor buses, auto drays, motor trucks, ships and other vessels and any other private or public conveyances, subject to the regulatory or licensing laws of the State of Texas or other state, territory, dominion, province, nation or sovereignty having jurisdiction over such business;

To acquire by purchase, subscription, contract or otherwise, and to hold, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally, to deal in and with, all forms of securities, including, but not by way of limitation, shares, stocks, bonds, debentures, coupons, notes, scrip, mortgages, evidences of indebtedness, commercial paper, certificates of indebtedness and certificates of interest issued or created in any and all parts of the world by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments, states, municipalities, and other political and governmental divisions and subdivisions, or by any combinations, organizations, or entities whatsoever, or issued or created by others, irrespective of their form or the name by which they may be described, and all trust participation and other certificates of, and receipts evidencing interest in, any such securities;

To lend its money and to act as agent or broker for others in the procuring of loans or money for loans or in the payment of bills or accounts. To loan its funds and make advances to any person, firm, corporation or association upon security of the undertaking, property, estate, assets and effects, or any part thereof, of such person, firm, corporation or association, secured by mortgage on real or personal property, assignment of salary or wages, earned or to be earned, or upon other security, or without security, and to hold, realize upon, or dispose of any security for loans;

To purchase or in any manner acquire, invest in, finance, own, hold, make loans or borrow money upon, realize upon, sell, pledge, mortgage, exchange, and generally trade in and deal in and with acceptances, notes, drafts, warehouse receipts, mechanics liens, open accounts, claims, book debts, bills of lading, installment contracts of all kinds, leases, real estate mortgages, chattel mortgages, conditional sales agreements, lien notes, commercial accounts, accounts receivable, commercial paper and evidences of indebtedness, contracts, agreements and negotiable or non-negotiable paper or instruments of every kind and character evidencing or connected with the purchase, sale, exchange or otherwise dealing with choses in action, chattels, and property of all kinds, real, personal or mixed, which may be pledged, mortgaged or otherwise placed as security for the payment thereof, and to realize upon any of the foregoing or upon the property which constitutes the security therefor;

To engage in the production, purchase, manufacture, processing, transportation, rental and sale of equipment, commodities, materials, goods, wares and merchandise;

To enter into, make and perform contracts of every kind and description, as principal or agent, with any person, firm, association, corporation, municipality, country, state, nation, dominion, province, or government or colony or dependency thereof;

To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, pledge, lease, assign or otherwise dispose of, formulas, secret processes, distinctive marks, improvements, processes, trade-marks, trade names, copyrights, patents, licenses, concessions, and the like, whether used in connection with or secured under letters patent of or issued by any country or authority or otherwise; and to issue, exercise, develop and grant licenses in respect thereof or otherwise turn the same into account;

To lease, purchase, acquire, erect or repair any building or improvement and to accumulate and lend money for said purposes and to lease, purchase, sell, improve and subdivide real property in Texas, in towns, cities and villages whether incorporated or unincorporated and their suburbs as permitted by the Texas Statutes; and to lease, purchase or otherwise acquire and to own, use, hold, sell, convey, lease, mortgage, work, improve and develop real property outside the State of Texas;

In general, to carry out any other business in connection with the foregoing, to carry out all purposes and activities either directly or through ownership of stock in any other corporation, and to have and exercise all the powers conferred by the laws of Texas upon corporations formed under the Texas Business Corporation Act and to do any and all things hereinbefore set forth to the same extent as natural persons might or could do both within and without the state; but the corporation shall exercise no power nor carry on any activity prohibited to corporations by Texas law.

ARTICLE FOUR

SHARES

The aggregate number of shares which this corporation shall have authority to issue is ten thousand (10,000) of the par value of One Dollar ($1.00) each.

ARTICLE FIVE

COMMENCEMENT OF BUSINESS

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

ARTICLE SIX

POST OFFICE ADDRESS AND AGENT

The post office address of its initial registered office is 1107 South Coast Building, Houston, Texas, and the name of its initial Registered Agent at such address is Will Sears.

ARTICLE SEVEN

BYLAWS

The Board of Directors shall have full power to adopt, alter, amend or repeal the bylaws of the corporation, subject to the continuing authority of the shareholders, exercised at any regular or special meeting to alter, amend or repeal the bylaws adopted by the directors and adopt new by-laws. The shareholders, however, shall have the power at any annual or special meeting to remove any director for any cause and no by-law shall be adopted restricting such right.

ARTICLE EIGHT

EXECUTIVE COMMITTEE

The Board of Directors may adopt a resolution designating three directors to constitute an Executive Committee which committee shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where action of the Board of Directors is specified by the Texas Business Corporation Act or other applicable law. Such Executive Committee may be abolished at any time by resolution of the Board of Directors.

ARTICLE NINE

VACANCY ON BOARD

A vacancy occurring on the Board of Directors shall be filled by election of the shareholders at a special meeting called for that purpose; but the Board of Directors may fill a vacancy temporarily until the meeting of shareholders.

ARTICLE TEN

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Every Director or Officer of this corporation shall be indemnified by this corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director or officer of this corporation, or any settlement thereof, whether or not he is a director or officer at the time such expenses are incurred, except in such cases wherein the director or officer is adjudged guilty of wilful misfeasance of malfeasance in the performance of his duties; provided, that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director or officer may be entitled.

ARTICLE ELEVEN

RELATIONS OF OFFICERS AND DIRECTORS WITH CORPORATION

No director or officer of this corporation shall, in the absence of fraud, be disqualified by the office from dealing or contracting with this corporation either as vendor, purchaser or otherwise, nor in the absence of fraud, shall any contract, transaction or act of this corporation be void or voidable or affected by reason of the fact that any such director of officer, or any firm of which any such director or officer shall be a amber or an employee, or any corporation of which any such director or officer is an officer, director, stockholder or employee, has any interest in such contract, transaction or act, whether or not adverse to the interest of the corporation, even though the vote of the director or directors, officer or officers having such interest shall have been necessary to obligate the corporation upon such contract, transaction or act; and no director or directors, or officer or officers having such interest shall be liable to the corporation or to any stockholder or creditor thereof, or to any other person for any loss incurred by it or by reason of any such contract, transaction, or act; nor shall any such director or directors, or officer or officers, be accountable for any gains or profits realized thereon.

ARTICLE TWELVE

DIRECTORS

The number of directors constituting the initial Board of Directors is five (5) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Name	Address
L. R. Perini	32 Maugus Avenue
Wellesley Hills, Mass.

A. D. McKee	96 Cheltenham Drive
Toronto, Ontario, Canada

W. M. Doyle	86 Chatsworth Drive
Toronto, Ontario, Canada

C. A. Callahan	2105 Glenforest Crescent,
Oakville, Ontario, Canada

W. A. Rose	1 Abrams Place
Willowdale, Ontario, Canada

ARTICLE THIRTEEN

INCORPORATORS

The names and addresses of the incorporators are:

Name	Address
Will Sears	1608 Cherryhurst
Houston, Texas

Robert L. Burns	7719 Betty Jane
Houston, Texas

W. Ervin James	5511 Wilers Way
Houston, Texas

IN WITNESS WHEREOF, we have hereunto set our hands, this 8th day of December, 1958.

/s/ Will Sears
/s/ Robert L. Burns
/s/ W. Ervin James

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

MAJESTIC CONTRACTORS, INC.

PURSUANT to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which delete and repeal the sixth, seventh and eighth purpose clauses of Article Three of its Articles of incorporation relating to acquiring or selling stocks, bonds and securities; lending its money or acting as agent or broker in lending money; and acquiring, investing in or trading notes, commercial paper, evidences of indebtedness and the like.

ARTICLE ONE. The name of the corporation is MAJESTIC CONTRACTORS, INC.

ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 21st, 1959:

The Articles of Incorporation are hereby amended by deleting therefrom the sixth, seventh and eighth purpose clauses of Article Three, which purpose clauses read as follows:

“To acquire by purchase, subscription, contract or otherwise, and to hold, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally, to deal in and with, all forms of securities, including, but not by way of limitation, shares, stocks, bonds, debentures, coupons, notes, scrip, mortgages, evidences of indebtedness, commercial paper, certificates of indebtedness and certificates of interest issued or created in any and all parts of the world by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments, states, municipalities, and other political and governmental divisions and subdivisions, or by any combinations, organizations, or entities whatsoever, or issued or created by others, irrespective of their form or the name by which they may be described, and all trust participation and other certificates of, and receipts evidencing interest in, any such securities;

To lend its money and to act as agent or broker for others in the procuring of loans or money for loans or in the payment of bills or accounts. To loan its funds and make advances to any person, firm, corporation or association upon security of the undertaking, property, estate, assets and effects, or any part thereof, of such person, firm, corporation or association, secured by mortgage on real or personal property, assignment of salary or wages, earned or to be earned, or upon other security, or without security, and to hold, realize upon, or dispose of any security for loans;

To purchase or in any meaner acquire, invest in, finance, own, hold, make loans or borrow money upon, realize upon, sell, pledge, mortgage, exchange, and generally trade in and deal in and with acceptances, notes, drafts, warehouse receipts, mechanics liens, open accounts, claims, book debts, bills of lading, installment contracts of all kinds, leases, real estate mortgages, chattel mortgages, conditional sales agreements, lien notes, commercial accounts, accounts receivable, commercial paper and evidences of indebtedness, contracts, agreements and negotiable or non-negotiable paper of instruments of every kind and character evidencing or connected with the purchase, sale, exchange or otherwise dealing with choses in action, chattels, and property of all kinds, real, personal or mixed, which may be pledged, mortgaged or otherwise placed as security for the payment thereof, and to realize upon any of the foregoing or upon the property which constitutes the security therefor;”

and, as amended by the deletion of said purpose clauses, said Article Three shall hereafter read as follows:

ARTICLE THREE

PURPOSES

The purpose or purposes for which the corporation is organized are:

To contract for the erection, construction or repair of any building, structure or improvement, public or private, and erect, construct or repair same or any part thereof and to acquire, own and prepare for use any materials for said purposes;

To acquire, lease, purchase, construct, manufacture or otherwise obtain and to hold, own, maintain, operate, use and otherwise enjoy or deal in and to sell, invest in, convey, transfer, exchange, pledge, mortgage or otherwise dispose of any works, plants, apparatus, devices, appliances, facilities, goods, wares and merchandise and personal property of every class and description;

To prospect, explore and drill for, discover, produce, extract, mine, mill, separate, convert, smelt, refine, dissolve, reduce, treat, manufacture, store, use, lend, process, sell, transport, distribute, market, exploit, exchange, transfer, mortgage, encumber and otherwise deal with, use and dispose of petroleum, oil, natural gas, gas, liquid or gaseous hydrocarbons, uranium, thorium and all other fissionable materials, coal and any other minerals or mineral solutions or products or by-products thereof; provided, however, the corporation may not engage in the oil pipe line business in the State of Texas;

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To acquire, bring together, lease, purchase or otherwise obtain and to hold, own, maintain, manage, control, exploit, operate, use and otherwise deal in and to sell, convey, transfer, exchange, pledge, mortgage or otherwise dispose of royalty and other interests in minerals and to collect the revenue arising therefrom;

To carry on generally the business of trucking and transporting goods, wares and merchandise and to contract with persons, firms or corporations for the carriage and transport of any goods, chattels, money, packages and parcels and to carry on the business of owners and operators of omnibuses, cabs, drays, motor buses, auto drays, motor trucks, ships and other vessels and any other private or public conveyances, subject to the regulatory or licensing laws of the State of Texas or other state, territory, dominion, province, nation or sovereignty having jurisdiction over such business;

To engage in the production, purchase, manufacture, processing, transportation, rental and sale of equipment, commodities, materials, goods, wares and merchandise;

To enter into, make and perform contracts of every kind and description, as principal or agent, with any person, firm, association, corporation, municipality, country, state, nation, dominion, province, or government or colony or dependency thereof;

To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, pledge, lease, assign or otherwise dispose of, formulas, secret processes, distinctive marks, improvements, processes, trade-marks, trade names, copyrights, patents, licenses, concessions, and the like, whether used in connection with or secured under letters patent of or issued by any country or authority or otherwise; and to issue, exercise, develop and grant licenses in respect thereof or otherwise turn the same into account;

To lease, purchase, acquire, erect or repair any building or improvement and to accumulate and lend money for said purposes and to lease, purchase, sell, improve and subdivide real property in Texas, in towns, cities and villages whether incorporated or unincorporated and their suburbs as permitted by the Texas Statutes; and to lease, purchase or otherwise acquire and to own, use, hold, sell, convey, lease, mortgage, work, improve and develop real property outside the State of Texas;

In general, to carry out any other business in connection with the foregoing, to carry out all purposes and activities either directly or through ownership of stock in any other corporation, and to have and exercise all the powers conferred by the laws of Texas upon corporations formed under the Texas Business Corporation Act

3

and to do any and all things hereinbefore set forth to the same extent as natural persons might or could do both within and without the state; but the corporation shall exercise no power nor carry on an activity prohibited to corporations by Texas law.”

ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was One Thousand (1,000); and the number of shares entitled to vote thereon was One Thousand (1,000).

ARTICLE FOUR. The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

DATED December 21, 1959.

MAJESTIC CONTRACTORS, INC.

By	/s/ W.A. Rose
Its President

and	/s/ R.J. Thithey
Its Assistant Secretary

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ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

MAJESTIC CONTRACTORS, INC.

Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE. The name of the corporation is Majestic Contractors, Inc.

ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 10, 1970:

ARTICLE ONE of the Articles of Incorporation is hereby amended so as to read as follows:

“The name of the corporation is Majestic Mining, Inc.”

ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was One Thousand (1,000); and the number of shares entitled to vote thereon was One Thousand (1,000).

ARTICLE FOUR. The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

Dated December 10, 1970.

MAJESTIC CONTRACTORS, INC.

By	/s/ Charles J. Patterson
Its Vice President

And	/s/ R.A.M.
Its Assistant Secretary